SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:
{X}	Preliminary Information Statement

{ }	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d))

{ }	Definitive Information Statement

BIO-MATRIX SCIENTIFIC GROUP, INC.

(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (Check the Appropriate Box):

{x}	No fee required.

{ }	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
Common Stock

	2)	Aggregate number of securities to which transaction applies:

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A in aggregate cash to be received by Registrant (rule 240.0-11(c)(2)).

	4)	Proposed maximum aggregate value of transaction: _______________________

{ }
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:____

	2)	Form, Schedule, or Registration Statement No.:___

	3)	Filing Party:___

	4)	Date Filed:___

BIO-MATRIX SCIENTIFIC GROUP, INC.
4700 SPRING STREET, SUITE 304, LA MESA, CALIFORNIA,

__, 2013

To Our Stockholders:
This information statement is provided on or about ________2013 by Bio-Matrix Scientific Group, Inc., a Delaware corporation (“We”, “Us”, “Our” or the “Company”), to holders of our outstanding shares of common and preferred  stock pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended.  The purpose of this information statement is to inform our stockholders that our board of directors (the “Board”) has recommended and holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have consented in writing to amending the Certificate of Incorporation of the Company as follows:

Striking out Articles Four (4.) thereof and substituting in lieu of said Article the following new Article

"FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Five Billion  (5,000,000,000) shares of Common Studs with a par value of $0.0001 each; and Twenty Million (20,000,000) shares of Preferred Stock with a par value of $0.0001 each, Two Hundred Thousand (200,000) shares of Non Voting Preferred Stock with a par value of $1.00 each

Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading day’s immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

The Common Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Common Stock that may be desired. Subject to the limitation on the total number of shares of Common Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Preferred Stock that may be desired. Subject to the limitation on the total number of shares of Preferred Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

The abovementioned amendments will become effective upon filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. This filing will not occur until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

As of  July 23, 2013  we had 2,000,000,000  shares of common stock, $.0001 par value per share, authorized, of which  1,998,299,049  were issued and outstanding and  20,000,000 shares of preferred stock, $.0001 par value,  authorized of which  1,963,821  Preferred Shares, 725,409  Series B Preferred Shares ,  94,852 Series AA Preferred Shares and 40,000 Series AAA Preferred Shares  were issued and outstanding. In addition,   as of July 23, 2013   we had authorized 200,000 shares of Non Voting Convertible Preferred Stock, $1.00 par value per share of which 75,000 were issued and outstanding.  Certain of our stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have executed a written consent in favor of the action described above; therefore  no votes of our other stockholders are required to approve the above-referenced action.  This information statement is being sent to you for information purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

Very truly yours,
David Koos
President, CEO, Chairman,
 The date of this Information Statement is ____________, 2013.

STOCKHOLDERS ENTITLED TO VOTE

On July 23, 2013, the Board unanimously approved the proposed actions and recommended that such proposal be submitted for stockholder approval.

The Board has fixed the close of business on July 23, 2013, as the record date for determining the stockholders entitled to notice of the above noted action.   Adoption of the proposed action requires the approval of our stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  As of July 23, 2013 there were 1,998,299,049 shares of our common stock were issued and outstanding, 1,963,821 shares of our Preferred Stock were issued and outstanding, 725,409 of our Series B Preferred Stock were issued and outstanding, 94,852 of our Series AA Preferred Shares were issued and outstanding, 40,000 of our Series AAA Preferred Shares were issued and outstanding and 75,000 of our

Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the stockholders.

Each share of our Preferred Stock outstanding entitles the holder to one vote on all matters brought before the stockholders.

Each share of our Series B Preferred Stock outstanding entitles the holder to two votes on all matters brought before the stockholders.

Each share of our Series AA Preferred Stock outstanding entitles the holder to 10,000 votes on all matters brought before the stockholders.

Each share of our Series AAA Preferred Stock outstanding entitles the holder to 100,000 votes on all matters brought before the stockholders.

Each share of our Non Voting Convertible Preferred Stock outstanding entitles the holder to 0 votes on all matters brought before the stockholders.

Certain of our stockholders, together having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, have executed a written consent voting in favor of the proposed action.  Because stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have voted in favor of the proposed action, no votes of our other stockholders are required to approve the action described herein.  Accordingly, this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the close of business on July 23, 20132, concerning shares of our common stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

 Based on 1,998,299,049 shares issued and outstanding as of July 23, 2013

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	12,718,293 (a)	.64%
	All Officers and Directors As a Group(a)	12,718,293 (a)	.64%

(a)    Includes 4,159,085 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and 104,160 shares owned AFN Trust for which David Koos serves as Trustee and 59 shares owned by the BMXP Holdings Shareholder Business Trust. David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. .

The following table sets forth information as of the close of business on July 23, 2013 concerning shares of our preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of preferred stock.

 Based on 1,963,821 shares issued and outstanding as of July 23, 2013

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	524,079	27%
	Copeland Revocable Trust	166,907	9%
	Ronald Williams	205,714	11%
	All Officers and Directors As a Group(c)	524,079	27%

(a)
Includes 458,503 Preferred Shares owned by BMXP Holdings Shareholder Business Trust.  David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. (b) Includes 62,056 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and AFN Trust for which David Koos serves as Trustee.

The following table sets forth information as of the close of business on July 23, 2013 concerning shares of our Series B preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series B preferred stock.

Based on 725,409 shares issued and outstanding as of July 23, 2013

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series B Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	96,012	13%
	All Officers and Directors As a Group(c)	96,012	13%

(a)
Includes 9,171 Preferred Shares owned by BMXP Holdings Shareholder Business Trust.  David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. (b) Includes 58,935 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos  and 836 shares owned by  AFN Trust for which David Koos serves as Trustee

The following table sets forth information as of the close of business on July 23, 2013 concerning shares of our Series AA Preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series AA Preferred stock.

Based on 94,852 shares issued and outstanding as of July 23, 2013

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	94,852	100%
	All Officers and Directors As a Group(a)	94,852	100%

The following table sets forth information as of the close of business on July 23, 2013 concerning shares of our Series AAA Preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series AA Preferred stock.

Based on 40,000 shares issued and outstanding as of July 23, 2013

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	40,000	100%
	All Officers and Directors As a Group(a)	40,000	100%

The following table sets forth information as of the close of business on July 23, 2013 concerning shares of our Non Voting Convertible Preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series AA Preferred stock.

Based on 75,000 shares issued and outstanding as of July 23, 2013

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Non Voting Convertible Preferred Stock	Southridge Partners II LLP 90 Grove Street Ridgefield Ct.	75,000	100%
	All Officers and Directors As a Group(a)	0	0%
Stephen Hicks possesses voting power and investment power over all shares of the company which may be held by Southridge Partners II LLP

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed action by the Board or the voting stockholders for which Delaware law, our Certificate of Incorporation or our Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

No officer or director has a substantial interest, either directly or indirectly, in the favorable action regarding the resolution.

PURPOSE OF ACTION

On May 1, 2013 Dr. Wei Ping Min (“Min”) entered into an agreement (“Agreement”) whereby Min assigned to Regen BioPharma Inc. (“Regen”) , a wholly owned subsidiary  of the Company  , all  right, title and interest in US Patent # 8,389,708 as well as all Patent applications from the same family corresponding to numbers PCT/CA2006/000984, CA2612200 and EP1898936.(“Min IP”)

US Patent # 8,389,708 was granted to Min with regard to his invention of a  method directed to the silencing of immunosuppressive cancer causing genes using short interfering RNA (siRNA) leading to an increase in the immune response, a decrease in tumor-induced immunosuppression and a decrease in in vivo tumor progression.

As consideration for the Min IP, Regen is required to:

(a)

negotiate in good faith with Min with regards to a proposed consulting agreement whereby Min shall perform certain mutually agreed upon tasks for the benefit of Regen for consideration to Min consisting of One Hundred Thousand United States Dollars ($100,000) of the common shares of the Company valued as of the date of issuance and to be paid over a twelve month period in twelve equal installments (“Consulting Shares”) and registered under the Securities Act of 1933 on Form S-8.

(b)

Cause to be issued to Min 100,000 of the Company’s preferred shares (“Assignor Preferred Shares”) exchangeable into common shares of the Company (“Exchange Common Shares”) under the following terms and conditions:

(I)

A sufficient number of common shares shall be authorized for issuance by the Company in order that the required number of Exchange Common Shares may be issued

(ii)

Subject to (i)  above, upon any date subsequent to the date of the completion of a satisfactory review by the United States Food and Drug Administration (“FDA”) of an Investigational New Drug Application (“IND”) for the Min IP submitted by Regen which shall result in the ability of Regen to lawfully begin clinical testing of the Min IP on human subjects within the United States Min shall be permitted, at his option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of Three Hundred Thirty Three Thousand United States Dollars ($333,000) such shares being valued at a price per share equal to the closing price as of the day written notice is given by Min  to Regen of Min’s intent to exchange.

 (iii)

Subject to (i) above, upon any date subsequent to the date that manufacturing procedures for the manufacture of the Min IP have been developed by Regen  which comply to the Current Good Manufacturing Practices (“cGMP “) requirements of the Food Drug and Cosmetics Act of 1938 and the rules and regulations promulgated thereunder as they may apply to the manufacture of the Min IP  Min shall be permitted, at Min’s option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of Three Hundred Thirty Three Thousand United States Dollars ($333,000) such shares being valued at a price per share equal to the closing price as of the day written notice is given by Min  to Regen  of Min’s intent to exchange.

(iv)

Subject to (i)  above, upon any date subsequent to the date that, in connection with a lawfully administered Phase I clinical trial of the Min IP being conducted by Regen within the United States on human subjects, both of (1) a clinical trial protocol has been completed and (2) a Principal Investigator has been appointed, Min shall be permitted, at Min’s option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of Three Hundred Thirty Three Thousand United States Dollars ($333,000) such shares being valued at a price per share equal to the closing price as of the day written notice is given by Min  to Regen  of Min’s intent to exchange.

(c)

Subject to sufficient number of common shares having been authorized for issuance by the Company, Min shall receive, upon successful completion of a lawfully administered Phase I clinical trial of the Min IP being conducted by Regen within the United States on human subjects, the results of which (1) shall indicate that the Min IP can be safely tolerated by human subjects (2) shall not indicate that use of the Min IP in human subjects result in side effects of such severity that commencement of a Phase II clinical trial could not occur, and (3) establishes the optimal dosage and/or method of administration( as applicable )of the Min IP ,  Min shall receive that number of the common shares of BMSN which, at a price per share equal to the closing price of the shares as of the day of issuance, shall equal One Million United States Dollars ($1,000,000)

 As of July 23, 2013 the Company has only 1,700,951 authorized but unissued common shares. As such, the Board has determined that the common shares authorized by the Company’s Certificate of Incorporation be increased in order that:

(a)	the Company shall be able to issue common shares to Min pursuant to the Agreement
(b)	The Company shall have a sufficient number of common shares authorized in order that it may offer common shares as consideration for the purchase and/or licensing of intellectual property.

EFFECT ON SHAREHOLDERS

To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. Holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us. The Board is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of shares of common stock authorized for issuance under the Articles is not prompted by any specific effort or takeover threat currently perceived by management.

 DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the Stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the Stockholder wishes to receive a separate copy of the Information Statement. In the event that a Stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (619) 398-3517 or in writing at the Company's offices located at 4700 Spring Street, Suite 203, La Mesa, California 91942.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.  Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.